UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2009

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, the Board of Directors of the Company voted to increase the size of the Board from eight persons to nine persons and to elect David Gelbaum as a new director to fill the position created by that increase, effective immediately.

Mr. Gelbaum has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under regulations and rules of the Securities and Exchange Commission.  There is no arrangement or understanding between Mr. Gelbaum and any other persons about his selection as a director.

Mr. Gelbaum is eligible to receive a prorated portion of the Company’s 2009-2010 compensation package for non-employee directors. He will receive a prorated annual cash retainer of $20,000, payable quarterly.  All travel expenses incurred by Mr. Gelbaum for his service on the Board will be reimbursed by the Company.

On February 26, 2009, the Company awarded Mr. Gelbaum a non-statutory option under the Company’s 2008 Stock Incentive Plan to purchase 10,000 shares of the Company’s Common Stock at an exercise price per share of $1.05, the closing price of a share of the Company’s Common Stock on the Nasdaq Global Market on that day.  The option has a term of ten years and vests and becomes exercisable in twelve equal monthly installments beginning on the first month after grant.

Based upon information supplied in an amended Schedule 13D filed with the Securities and Exchange Commission on September 12, 2008, Mr. Gelbaum, along with his spouse Monica Chavez Gelbaum, is a co-trustee of The Quercus Trust, Newport Beach, California.  As stated in that filing, the Trust holds 2,685,479 shares of the Company’s Common Stock and a presently exercisable warrant to purchase 1,560,062 shares of Common Stock.  Currently the Company has 14,834,920 shares of Common Stock outstanding.  The terms of the warrant, issued to the Trust in a private placement on March 14, 2008, provide that the number of shares which may be acquired by the holder upon exercise of the warrant is limited to the extent necessary to ensure that, after the exercise, the total number of shares owned by the holder and by persons who are beneficial owners through the holder do not exceed 19.99% of the total number of the Company’s outstanding shares of Common Stock, unless the Company’s shareholders have approved a higher percentage.  Prior to that private placement, the Company amended its Rights Agreement dated October 25, 2006 with Mellon Investor Services, LLC, as Rights Agent, to allow the Trust, and persons who are beneficial owners through the Trust, to own up to 20% of the Company’s shares of Common Stock without triggering the rights under the Rights Agreement.  The general limit in the Agreement is 15%.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibit.	The following Exhibits is furnished with this Report.

Exhibit No.	Description
99.1	Press Release issued on February 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2009

ENERGY FOCUS, INC.

By:	/s/ Nicholas G. Berchtold, Jr.
Name: Nicholas G. Berchtold, Jr.
Title: Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Energy Focus, Inc. Press Release dated February 27, 2009.